Exhibit 16.1

October 13, 2026

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Dear Sirs/Madams,

Re: Supa Consolidated, Inc.

We have read the statements under item 4.01 in Form 8-K dated October 7, 2026, of Supa Consolidated, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: LAO PROFESSIONALS

Lateef Awojobi FCA

Managing Partner/CEO